As filed with the Securities and Exchange Commission on June 20, 1997.
                                                  Registration No. 333-_______
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------

                               PAN AM CORPORATION
             (Exact name of registrant as specified in its charter)
                                 --------------

          FLORIDA                             65-0450311
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)

                              9300 N.W. 36TH STREET
                              MIAMI, FLORIDA 33178
                                 (305) 873-3000

               (Address, including zip code, and telephone number,
                      including area code, of registrant's
                          principal executive offices)
                                 --------------

                    PAN AM CORPORATION 1996 STOCK OPTION PLAN
                            (Full title of the Plan)

                            JOHN J. OGILBY, JR., ESQ.
                   CHIEF FINANCIAL OFFICER AND GENERAL COUNSEL
                               PAN AM CORPORATION
                              9300 N.W. 36TH STREET
                              MIAMI, FLORIDA 33178
                                 (305) 873-3000

            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE
=======================================================================================================================
                                                             PROPOSED              PROPOSED
        TITLE OF EACH CLASS              AMOUNT               MAXIMUM               MAXIMUM              AMOUNT OF
        OF SECURITIES TO BE               TO BE           OFFERING PRICE           AGGREGATE           REGISTRATION
            REGISTERED                 REGISTERED          PER SHARE (1)      OFFERING PRICE (1)            FEE
-----------------------------------------------------------------------------------------------------------------------
  Common Stock, $.0001 par          1,200,000 shares         $8.22             $9,864,000            $2,989.00
  value
=======================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock of Pan Am Corporation as reported on the American Stock Exchange on June 16, 1997.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Pan Am Corporation, a Florida corporation (the "Registrant"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 1996.

         (2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997.

         (3)      The Registrant's Current Report on Form 8-K dated May 15,
                  1997.

         (4) The description of the Registrant's Common Stock contained in Registrant's Registration Statement on SB-2, declared effective on March 21, 1994 (Registration No. 33-73428-A).

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act (the "FBCA") to indemnify its directors and officers to the extent permitted in such statute. With respect to the indemnification of the Registrant's directors and officers, the Registrant's Amended and Restated Articles of Incorporation provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law in existence now or hereafter. In addition, the Registrant carries insurance permitted by the laws of the State of Florida on behalf of its directors and officers which may cover liabilities under the Securities Act of 1933, as amended (the "Securities Act").

         The provisions of the FBCA that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. These provisions do not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS

   5.1   Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

  23.1 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included as part of Exhibit 5.1 above).

  23.2   Consent of Deloitte & Touche LLP.

  24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement).


Item 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 18th day of June, 1997.

                                   PAN AM CORPORATION



                                   By:      /S/ MARTIN R. SHUGRUE, JR.
                                            ---------------------------------
                                            Martin R. Shugrue, Jr., Chief
                                             Executive Officer and President



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Martin R. Shugrue, Jr. acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                TITLE                                          DATE
---------                                -----                                          ----

/S/ CHARLES E. COBB                      Chairman of the Board                     June  18, 1997
--------------------------------
Charles E. Cobb

/S/ PHILLIP FROST, M.D.                  Vice Chairman of the Board                June  18, 1997
--------------------------------
Phillip Frost, M.D.



                                      - 4 -




SIGNATURE                                TITLE                                          DATE
---------                                -----                                          ----


/S/ MARTIN R. SHUGRUE, JR.               Chief Executive Officer                   June  18, 1997
--------------------------------         and President
Martin R. Shugrue, Jr.


/S/ JOHN J. OGILBY, JR.                  Chief Financial Officer and               June  18, 1997
--------------------------------         General Counsel
John J. Ogilby, Jr.                      (Principal Financial Officer)


/S/ ROBERT COILE                         Vice President-Finance and                June  18, 1997
--------------------------------         Accounting
Robert Coile                             (Chief Accounting Officer)


/S/ RICHARD C. PFENNIGER, JR.            Director                                  June  18, 1997
--------------------------------
Richard C. Pfenniger, Jr.


/S/ JOHN J. SICILIAN                     Director                                  June  18, 1997
--------------------------------
John J. Sicilian


/S/ HERSHEL F. SMITH, JR.                Director                                  June  18, 1997
--------------------------------
Hershel F. Smith, Jr.


                                  EXHIBIT INDEX



EXHIBIT                               DESCRIPTION
NUMBER                                -----------
-------

5.1                  Opinion of Stearns Weaver Miller Weissler Alhadeff &
                     Sitterson, P.A.

23.1                 Consent of Stearns Weaver Miller Alhadeff & Sitterson, P.A.
                     (included as part of Exhibit 5.1 above)

23.2                 Consent of Deloitte & Touche LLP







                                     - 6 -